BYLAWS OF

                               KANAS TELECOM, INC.



                                    ARTICLE I

                                     OFFICES

Section 1         REGISTERED OFFICE

                  The corporation shall maintain a registered office in the State of Alaska, as required by law.

Section 2.        OTHER OFFICES

                  The corporation may have offices at such other places, both within the State of Alaska, as the Board of Directors may from time to time or the business of the corporation may require.

                                   ARTICLE II

               SHAREHOLDERS: MEETING AND VOTING PLACE OF MEETINGS

Section 1.        PLACE OF MEETINGS

                  Meetings of the shareholders shall be held at the principal office of business of the corporation, or at such other place, either within the State of Alaska, as the Board of Directors may designate.

Section 2.        ANNUAL MEETING

                  The annual meeting of the shareholders shall be held in the
month of         of each year, at the principal office of the corporation, or at such other place that the President of the corporation may reasonably designate. At the annual meeting, the shareholders shall elect, by vote, a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting. In the event that the annual meeting is not held on the date herein provided for such meeting, the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as may be convenient. Such meeting shall be called in the same manner as the annual meeting, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting.


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Section 3.        SPECIAL MEETINGS

                  Special meetings of the shareholders may be called by the President or the Board of Directors and shall be called by the Secretary at the request in writing of holders of not less than one-tenth of all the shares entitled to vote at such meeting. Such request shall state the purpose of the proposed meeting.

Section 4.        NOTICE OF MEETINGS

                  (a) Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than twenty (20), nor more than sixty (60), days before the date of the meeting, either personally, by mail or delivery service, or by facsimile, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

                  (b) Notice of any regular or special meeting may be waived by written consent, whether executed before or subsequent to such meetings. The attendance of any shareholder in person, or his representation by proxy, at any regular or special meetings shall be deemed a waiver of the notice hereby prescribed, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                  (c) When a meeting is adjourned for thirty (30) days or more, or when a redetermination of the persons entitled to receive notice of the adjourned meeting is required by law, notice of the adjourned meeting shall be given as for an original meeting. In all other cases, no notice of the adjournment or of the business to be transacted at the adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

Section 5.        QUORUM

                  (a) At any meeting of the shareholders, the holders of a majority of the shares entitled to vote being present in person or represented by proxy, shall constitute a quorum for the transaction of business. Shareholders may not take any action that would violate the terms of a Shareholders' Agreement entered into between the Shareholders on or about June 19, 1996.

                  (b) In the absence of a quorum, a majority of those present in person or represented by proxy may adjourn the meeting from time to time until a quorum shall attend. Any business which might have been transacted


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at the original meeting may be transacted at the adjourned meeting if a quorum exists.

                  (c) If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares is required by law, the Articles of Incorporation, or the Shareholders' Agreement entered into between the Shareholders on or about June 19, 1996.

Section 6.        VOTING OF SHARES

                  a) Each outstanding share is entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of a class are limited or denied by the Articles of Incorporation.

                  (b) A shareholder may vote its shares either in person or by proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary before being voted. Except for proxies that are irrevocable at law or under a Shareholders' Agreement, no proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

                  (c) At all elections of Directors, the Shareholders' shall elect directors pursuant to the terms of the Agreement entered into between the Shareholders on or about June 19, 1996.

Section 7.        VOTING RIGHTS

                  The persons entitled to receive a notice of, and to vote at, any shareholders meeting shall be determined from the records of the corporation on the date of mailing of the notice, or on such other date not more than sixty
(60) nor less than (10) days before such meeting as shall be fixed in advance by the Board of Directors.

Section 8.        VOTING OF SHARES BY CERTAIN HOLDERS

                  (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

                  (b) Shares held by any administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall


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be entitled to vote shares held by him without a transfer of such shares into his name.

                  (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

                  (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 9.        VOTING LISTS

                  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least twenty (20) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof arranged in alphabetical order, with the address of, and the number of shares held by each, which list, for a period of twenty (20) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder during the whole time of the meeting. The original stock transfer book shall be Prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 10.       ACTION WITHOUT A MEETING

                  Any action which the law, the Articles of Incorporation, or the Bylaws require or permit the shareholders to take at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote on the matter. The consent, which shall have the same effect as a unanimous vote of the shareholders, shall be filed in the records of minutes of the corporation.

                                   ARTICLE III

                              DIRECTORS: MANAGEMENT

Section 1.        POWERS

                  The business and affairs of the corporation shall be managed by a Board of Directors which shall exercise, or direct the exercise of, all corporate powers except to the extent shareholder authorization is required by law, the Articles of Incorporation or these Bylaws.


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Section 2.        NUMBER

                  The Board of Directors shall consist of four members until the number be changed by the Board of Directors or the shareholders by amendment of these Bylaws. No reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office. Directors need not be residents of the State of Alaska nor shareholders of the corporation.

Section 3.        ELECTION AND TENURE OF OFFICE

                  The Directors shall be elected at the annual meeting of the shareholders, to serve for one (1) year, or until their successors are elected and qualified. Their term of office shall begin immediately after election. The Directors may be removed at any time, and without cause, by a majority vote of the shareholders; provided, however, that no such removal shall be effective if the votes cast against such removal would have been sufficient to elect such Director if then cumulatively voted at an election of the entire Board of Directors.

Section 4.        VACANCIES

                  (a) A vacancy in the Board of Directors shall exist upon the death, resignation or removal of any Director.

                  (b) Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, pursuant to the provisions of that Shareholders Agreement entered into by and between the Shareholders of this Corporation on or about May 23, 1996. Each Director so elected shall hold office for the balance of the unexpired term of his predecessor and until his successor is elected and qualified.

                  (c) The shareholders may, at any time, elect a Director to fill any vacancy not filled by the Directors pursuant to the provisions of that Shareholders Agreement entered into by and between the Shareholders of this Corporation on or about May 23, 1996, and shall elect the additional Directors in the event an amendment of the Bylaws is adopted increasing the number of Directors.

                  (d) If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, a successor may be elected to take office when the resignation becomes effective, pursuant to the provisions of that Shareholders Agreement entered into by and between the Shareholders of this Corporation on or about May 23, 1996.


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Section 5.        MEETINGS

                  (a) Meetings of the Board of Directors shall be held at such place as may be designated from time to time by the Board of Directors or other such persons calling the meeting.

                  (b) Annual meetings of the Board of Directors shall be held without notice immediately following the adjournment of the annual meetings of the shareholders.

                  (c) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, or in his absence, by the Vice President, or by any two Directors.

                  (d) The Board of Directors or a committee designated by the Board may conduct a meeting by communicating simultaneously with each other by means of conference telephones or similar communications equipment.

Section 6.        NOTICE OF SPECIAL MEETINGS

                  (a) Notice of the time and place of special meetings shall be given orally or delivered in writing personally, by mail or deliver service, or facsimile at least 24 hours before the meeting. Notice shall be sufficient if actually received at the required time or if mailed or sent by facsimile not less than three (3) days before the meeting. Notice mailed or sent by facsimile shall be directed to the Directors actual address ascertained by the person giving the notice.

                  (b) Notice of the time and place of holding of an adjourned meeting need not be given if such time and place is fixed at the meeting adjourned.

                  (c) Notice of any special meeting may be waived by written consent, whether executed before, or subsequent to, such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.        QUORUM AND VOTE

                  (a) A majority of the Directors shall constitute a quorum for the transaction of business. A minority of the Directors, in the absence of a quorum, may adjourn from time to time but may not transact any business.

                  (b) The action of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless the act of a greater number is required by law, by the Articles of Incorporation or these Bylaws.


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Section 8.        DEADLOCK

                  In the event a deadlock occurs about the management of the Corporation that cannot be resolved, and the deadlock is such that the corporation could be involuntarily dissolved under the Alaska Corporations Code or any successor statute, the disputes about the management of the corporation which created the deadlock shall be submitted to dispute resolution as set forth in a Shareholders Agreement entered into by and between the parties dated on or about May 23, 1996.

Section 9.        DIRECTOR EXPENSES

                  The Board of Directors shall adopt by resolution a reimbursement policy under which the Directors are reimbursed for all reasonable travel expenses incurred in attending meetings of the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

Section 1.        DESIGNATION: ELECTION: QUALIFICATION

                  (a) The officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer and such other officers as the Board of Directors shall from time to time appoint. The officers shall be elected by, and serve at the pleasure of, the Board of Directors. Two or more offices, except the offices of President and Secretary, may be held by the same person.

                  (b) The Board of Directors, at its first meeting after each annual meeting, shall elect a President, and shall choose a Vice President, a Secretary and a Treasurer, none of whom need be a member of the Board. No officer need be a shareholder.

                  (c) The Board of Directors, in its discretion, may elect from among its members a Chairman of the Board of Directors who, when present, shall preside at all meetings of the Board of Directors and who shall have such other powers as the Board may prescribe.

                  (d) Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 2.        COMPENSATION AND TERM OF OFFICE

                  (a) The compensation and term of office of all the officers of the corporation shall be fixed by the Board of Directors.


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                  (b) Any officer may be removed, either with or without cause, by action of the Board of Directors.

                  (c) Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective provided that the Board of Directors may reject any post-dated resignation by notice in writing to the resigning officer.

                  (d) This section shall not affect the rights of the corporation or any officer under any express contract of employment.

Section 3.        PRESIDENT

                  (a) The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and, unless a chairman of the Board of Directors has been elected and is present, shall preside at the meetings of the Board of Directors. He shall be ax-officio a member of all the standing committees, including an executive committee, if any, shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

                  (b) The President shall execute bonds, mortgages and other contracts requiring a seal, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 4.        VICE PRESIDENTS

                  The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, and except as specially limited by vote of the Board of Directors, perform the duties and exercise the powers of the President. They shall perform such other duties and shall have such other powers as prescribed by the Board of Directors.

Section 5.        SECRETARY

                  (a) The Secretary shall attend all meetings of Directors and shareholders and shall keep, or cause to be kept, a book of minutes of all meetings of Directors and shareholders showing the time and place of the meeting, whether it was regular or special, and if special, how authorized, the



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notice given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders meetings and the proceedings thereof.

                  (b) The Secretary shall keep, or cause to be kept, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares, and the number and date of cancellation or certificates surrendered for cancellation.

                  (c) The Secretary shall give, or cause to be given, such notice of the meetings of the shareholders and of the Board of Directors as is required by the Bylaws. He shall keep the seal of the corporation and affix it to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 6.        TREASURER

                  (a) The Treasurer shall have the custody of the corporate funds, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

                  (b) The Treasurer shall disburse funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 7.        ASSISTANTS

                  The Board of Directors may appoint, or authorize the appointment of, assistants to the Secretary or Treasurer or both. Such assistants may exercise the power of the Secretary or Treasurer, as the case may be, and shall perform such duties as are prescribed by the Board of Directors.

Section 8.        GENERAL MANAGER

                  Board of Directors may also appoint, or authorize the appointment of, a General Manager, who shall hold office at the pleasure of the Board. The Board of Directors may delegate to the General Manager such executive powers and authority as they may deem necessary to facilitate the handling and management of the corporation's property and interests.


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                                    ARTICLE V

                         EXECUTIVE AND OTHER COMMITTEES

                  Subject to law, the provisions of the Articles of Incorporation and the Bylaws, the Board of Directors may appoint an executive committee, and such other committees as may be necessary from time to time, consisting of such number of its members and having such powers as it may designate. Such committees shall hold office at the pleasure of the Board.

                                   ARTICLE VI

                          CORPORATE RECORDS AND REPORTS

Section 1.        RECORDS

                  The corporation shall maintain adequate and correct books, records and accounts of its business and properties. All of such books, records and accounts shall be kept at its place of business as fixed by the Board of Directors, except as otherwise provided by law.

Section 2.        INSPECTION

                  All books and accounts of the corporation shall be open to inspection by the shareholders in the manner and to the extent required by law.

Section 3.        CERTIFICATION AND INSPECTION OF BYLAWS

                  The original, or a copy, of the Bylaws and any amendments thereto, certified by the Secretary, shall be open to inspection by the shareholders and Directors in the manner and to the extent required by law.

Section 4.        CHECKS, DRAFTS, ETC.

                  All checks, drafts or other orders for payment of money, notes and other evidences of indebtedness, issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined by resolution of the Board of Directors.

                                   ARTICLE VII

                       CERTIFICATES AND TRANSFER OF SHARES

Section 1.        CERTIFICATES FOR SHARES

                  (a) Certificates for shares shall be in such form as the Board of Directors may determine. The certificates shall designate the state in which



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the corporation was incorporated, the name of the record holder of the shares represented thereby, the number of the certificate, the date of issuance, the number of shares for which it is issued, the par value, the rights, privileges, preferences and restrictions of the shares, if any, the provisions as to redemption or conversion, if any, and shall make reference to any liens or restrictions upon transfer or voting.

                  (b) Every certificate for shares must be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof If the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation, it may be authenticated by facsimiles of the signatures of such officers.

Section 2.        REGISTERED SHAREHOLDERS

                  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares for all purposes, including distribution of dividends, voting and liability for assessments. The corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 3.        TRANSFER ON BOOKS

                  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation or transfer agent shall issue a new certificate to the person entitled thereof, cancel the old certificate and record the transaction on its books.

Section 4.        RESTRICTIONS ON TRANSFER

                  No securities of this corporation or certificates representing such securities shall be transferred in violation of any law or of any restriction on such transfer set forth in the Articles of Incorporation or amendments thereof the Bylaws or Shareholders' Agreement, any buy and sell agreement, right of first refusal, or other agreement restricting such transfer which has been filed with the corporation if reference to any such restrictions is made on the certificates representing such securities. The corporation shall not be bound by any restriction not so filed and noted. The corporation may rely in good faith upon the opinion of its counsel as to such legal or contractual violation with respect to any such restrictions unless the issue has been finally determined by a court of competent jurisdiction. The corporation, and any party to any such agreement, shall have the right to have a restrictive legend imprinted upon any such certificate and any certificates issued in replacement or exchange therefor or with respect thereto.


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Section 5         LOST, STOLEN OR DESTROYED CERTIFICATES

                  In the event a certificate is represented to be lost, stolen or destroyed, a new certificate shall be issued in place thereof upon proof of the loss, theft or destruction and upon the giving of such bond or other security as may be required by the Board of Directors.

Section 6.        TRANSFER AGENTS AND REGISTRARS

                  The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation who shall have such powers and duties as the Board of Directors shall specify.

Section 7.        CLOSING STOCK TRANSFER BOOKS

                  (a) The Board of Directors may close the transfer books for a stated period not exceeding sixty (60) days to determine the shareholders entitled to notice of or to vote at a meeting of shareholders, or entitled to receive payment of a dividend, or in order to make a determination of shareholders for any proper purpose. If the stock transfer books are closed to determine shareholders entitled to notice of or to vote at a meeting of shareholders, they shall be closed for at least twenty (20) days immediately preceding the meeting.

                  (b) In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date as the record date for the determination of shareholders. This record date shall not be more than sixty (60) days and, in case of a meeting of shareholders, not less than twenty (20) days before the date on which the particular action requiring the determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted is, as the case may be, the record date for the determination of shareholders.

                                  ARTICLE VIII

                          DIVIDENDS AND WORKING CAPITAL

Section 1.        DIVIDENDS

                  Dividends may be declared by the Board of Directors from time to time out of the surplus or net profits of the corporation and shall be payable at such time or times as the Board of Directors shall determine, subject to preferences and provisions set forth in the Articles of Incorporation and statutes.


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Section 2.        WORKING CAPITAL

         Before the payment of any dividends or the making or any distributions of the net profits, there may be set aside out of the net profits of the corporation such sum or sums as the Directors may from time to time, in their discretion, think proper, as a working capital or as a reserve fund to meet contingencies. Subject to the terms of any Shareholders' Agreement, the Board of Directors may, from time to time, increase, diminish or vary such capital or such reserve fund in their judgment and discretion.

                                   ARTICLE IX

                               GENERAL PROVISIONS

Section 1.        FISCAL YEAR

                  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 2.        SEAL

                  The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "State of Alaska."

Section 3.        AMENDMENT OF BYLAWS

                  (a) Except as otherwise provided by law, the Board of Directors may amend or repeal these Bylaws or adopt new Bylaws.

                  (b) Whenever an amendment or new bylaw is adopted, it shall be copied in the minute book with the original Bylaws in the appropriate place. If any bylaw is repealed, the fact of repeal and the date on which the repeal occurred shall be stated in such book and place.

Section 4.        INDEMNIFICATION

                  (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or an officer of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by, and subject to the limitations and conditions precedent imposed by, the Alaska Corporations Code, as amended, and any other applicable law, if any, as from time to time in effect. Such right of indemnification shall not be deemed


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exclusive of any other rights to which directors of officers may be entitled apart from the foregoing provision. The foregoing provisions of this subsection
(a) and the relevant provisions of the Alaska Corporations Code and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceedings theretofore, or thereafter brought or threatened based in whole or in part upon such state of facts.

                  (b) Subject to the discretion of the board of directors, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by, and subject to the limitations and conditions precedent imposed by, the Alaska Corporations Code, as amended, and any other applicable law, if any, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

                  (c) Notwithstanding any other provisions of subsections (a) and (b), of this Section, if a Director, officer, employee or agent of the corporation is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b) of this Section, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense.

                  (d) At the discretion of the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity or arising out of his/her status as such, whether or not the corporation would have the power to indemnify him/her against such liability under the provisions of this article.

Section 5.        CONFLICT OF INTEREST TRANSACTIONS

                  No contract or transaction of the corporation shall be void or voidable by reason of the interest a shareholder may have in such contract or transaction, or by reason of the fact that one or more of the corporation's


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officers, directors or agents who negotiated or participated in or approved of such transactions also holds a position as officer, director or agent with the other party to the contract or transaction. Such contracts or transactions shall be valid and binding on the corporation so long as: (1) each contract or transaction is duly approved by the Board of Directors of this corporation without counting the vote of any common director, although such common director may be present at the meeting and counted for purposes of a quorum; (2) the interest of the shareholder in the contract or transaction, or the position of the officer, director or agent with the other party to the contract or transaction, is disclosed to or otherwise known to the Board of Directors; and
(3) the material facts of the contract or other transaction are disclosed to or otherwise known to the Board of Directors. `Where a common director's vote is necessary to the entering of such contract or transaction, the contract or transaction shall not be void or voidable if it is fair to this corporation or its shareholders at the time it is authorized or approved.

                  ADOPTED THIS 18th day of June 1996.



                                             /s/
                                             Patrick M. Anderson
                                             It's President


Reviewed and approved for entry this 18th day of June, 1996.



/s/
Patrick M. Anderson, Director


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